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                                                                    EXHIBIT 21.1



                              LIST OF SUBSIDIARIES

Name                                                  Jurisdiction
----                                                  ------------

Hutchinson Technology Asia, Inc.                      Minnesota

Hutchinson Technology Service (Wuxi) Co., Ltd.        People's Republic of China